EXHIBIT 12
                                ASHLAND INC.
             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                               (In millions)


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

                                                                       Years ended September 30
                                                      -----------------------------------------------------------
                                                          2000         2001        2002         2003        2004
                                                      ---------   ----------   ---------   ----------   ---------
EARNINGS

Income from continuing operations                     $    272    $     390    $    115    $      94    $    398
Income taxes                                               179          266          68           44         150
Interest expense                                           189          160         133          121         112
Interest portion of rental expense                          39           40          35           33          35
Amortization of deferred debt expense                        2            2           2            2           2
Distributions in excess of (less than) earnings
    of unconsolidated affiliates                          (113)         (91)         20          (98)       (263)
                                                      ---------   ----------   ---------   ----------   ---------
                                                      $    568    $     767    $    373    $     196    $    434
                                                      =========   ==========   =========   ==========   =========

FIXED CHARGES

Interest expense                                      $    189    $     160    $    133    $     121    $    112
Interest portion of rental expense                          39           40          35           33          35
Amortization of deferred debt expense                        2            2           2            2           2
                                                      ---------   ----------   ---------   ----------   ---------
                                                      $    230    $     202    $    170    $     156    $    149
                                                      =========   ==========   =========   ==========   =========

RATIO OF EARNINGS TO FIXED CHARGES                        2.47         3.80        2.19         1.26        2.91

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